SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 30, 2000
                                                  ------------------------------

                              VITECH AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



 Florida                             0-21369                  65 041 9086
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 (State or other jurisdiction     (Commission File           (IRS Employer
 or incorporation)                    Number)             Identification No.)



                   2190 N.W. 89th Place, Miami, Florida 33172
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code (305) 477-1161
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                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events.
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         On June 30, 2000, Vitech America, Inc. ("Vitech") through its Brazilian subsidiary, Microtec Sistemas Ind. E Com. S.A. ("Microtec") entered into a Territorial Rights Agreement (the "Agreement") with Gateway, Inc. ("Gateway"). Vitech was granted the right pursuant to a September 16, 1999 Convertible Loan Agreement ("Convertible") between Vitech and the Gateway Companies, Inc. to acquire certain territorial rights in the area of Brazil for a five year period beginning on June 30, 2000. Under the terms of the Agreement, Gateway granted to Microtec a license to use its trademarks, copyrights, works and patents in the manufacture, assembly, marketing and sales of personal computer and Internet hardware and software, personal computer products, peripherals and accessories, goods and services and technologies during the term of the Agreement in the license area. During the term of the Agreement and provided that Microtec is not in default under its obligations under the Agreement, beyond any applicable cure period, Gateway and its affiliates will not, during the term, operate or license any other person or entity to operate a business to sell the products within the licensed area.

         Gateway, however, may at its option acquire an interest in one or more competitive businesses such that, after the acquisition, Gateway owns or operates one or more competitive businesses in the licensed area. In such event, Gateway shall offer to sell such competitive business to Microtec for the price paid by Gateway. Microtec shall have 30 days from the date of such offer within which to either accept or reject it. If Microtec accepts the offer, the closing shall take place as soon as practicable but in no event later than 90 days after acceptance of the offer. If (i) Microtec rejects or fails to timely accept Gateway's offer to sell the acquired business, (ii) Gateway is unable to extend such offer because such sale will conflict with an existing legal obligation of Gateway, or (iii) such closing does not occur within 90 days of acceptance by Microtec, Gateway may continue to operate the competitive business. Gateway agrees, provided Microtec is not in default of its obligations under the Agreement, that it will not use nor authorize the use of any of the trademarks in the conduct of any acquired business in the licensed area for a period of two years following such acquisition.

         During the term of the Agreement, Microtec shall pay Gateway (i) a fee for the licensed intellectual property based upon the gross revenue of Microtec, and (ii) a service fee for the assistance of Gateway. The intellectual property fee, the service fee and the exclusive territorial rights fee (collectively the "Royalties") shall not be payable on an agreed upon threshold amount of gross revenue of Microtec in each year of the license term. If revenues are not sufficient during the first two years of the License Agreement to generate Royalties, Gateway may terminate the Agreement. Notwithstanding such termination notice, Microtec may nullify such termination and the royalties shall be due on a going-forward basis without regard to the threshold amount for gross revenues.


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         Gateway will provide Microtec technical assistance and know-how in the form of experienced manufacturing and quality control personnel, who will assist Microtec in manufacturing and assembly operations. During each 12 calendar month period during the term of the Agreement, Microtec shall spend for local advertising and marketing promotion of its products an agreed upon percentage of the gross revenues of the licensee for such period.

         In connection with the Agreement, the principal owners of Vitech America, Inc., William C. St. Laurent and Georges St. Laurent III, have agreed to not have any interests in any competitive business, with certain limited exceptions, or perform any services for any competitive business. The principal owners have also agreed to a restriction on transfer of their shares.

         The above discussion is qualified by its entirety to the Agreement which is filed with this Report on Form 8-K. The Company has requested confidential treatment of certain provisions of the Agreement including the Royalty Payment and advertising payment amounts.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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         Exhibits
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         10.30 Territorial Rights Agreement between Microtec Sistemas Ind. E
               Com. S.A. and Gateway, Inc.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               VITECH AMERICA, INC.


                                               By: /s/ Edward Kelly
                                                   -----------------------------
                                                    Edward Kelly
                                                    Chief Financial Officer

DATED: July 17, 2000



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